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                                                                   EXHIBIT 10.34


                      AMENDMENTS EFFECTIVE JANUARY 12, 2000
                        TO THE 1995 STOCK OPTION PLAN OF
                             U.S. TRUST CORPORATION

     The 1995 Stock Option Plan is amended effective January 12, 2000 as follows:

     1. Section 5(i) is hereby amended by adding the following sentence at the end of the Section to read as follows:

          "Notwithstanding the foregoing, at the effective time of the merger of Patriot Merger Corporation ("Merger Sub") with and into the Corporation pursuant to an Agreement and Plan of Merger dated as of January 12, 2000, by and among The Charles Schwab Corporation ("Schwab"), Merger Sub and the Corporation (the "Merger Agreement"), payment with respect to the cancellation of each Option Holder's unexercised Options shall be made to the Option Holder in the form of a single payment of Schwab's common stock equivalent in value to the single lump sum cash payment that would otherwise be required to be made hereunder upon a Change in Control, as determined in accordance with the procedures set forth in Section 1.7 of the Merger Agreement."